AURIC METALLURGICAL LABS, LLC

CONSENT OF GEOLOGICAL CONSULTANT

We hereby consent to the inclusion and reference of our name and work related to the Columbus Project in Ireland Inc.’s registration statement on Form S-1 and in the Prospectus included and related thereto.

Dated the 3rd day of September, 2013.

AURIC METALLURGICAL LABS, LLC

/s/ Ahmet B. Altinay
Ahmet B. Altinay
For AuRIC Metallurgical Labs, LLC